Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

Security Large Cap Value Fund
File No. 811-00487
CIK No. 0000088565




EX-99.77Q3

	A	B	C 	I
72DD)
1	200	27	n/a	n/a
2	n/a	n/a	n/a	21
72EE)
1	n/a	n/a	n/a	n/a
2	n/a	n/a	n/a	n/a
73A)
1	0.120	0.160	n/a	n/a
2	n/a	n/a	n/a	0.075
73B)
1	n/a	n/a	n/a	n/a
2	n/a	n/a	n/a	n/a
74U)
1	1625	118	98	n/a
2	n/a	n/a	n/a	299
74V)
1	31.08	28.74	29.29	n/a
2	n/a	n/a	n/a	11.25